SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      January 12, 2000
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                        National Bancorp of Alaska, Inc.
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               (Exact Name of Registrant as Specified in Charter)

         Delaware                       0-10769                  92-0087646
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   (State or Other Jurisdiction      (Commission                (IRS Employer
      of Incorporation)               File Number)        Identification Number)

Northern Lights Boulevard and C Street, Anchorage, AK             99503
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         (Address of Principal Executive Office)                (Zip Code)

Registrant's telephone number, including area code        907/276-1132
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS.

         On January 12, 2000, National Bancorp of Alaska, Inc., a Delaware corporation ("NBAK"), and Wells Fargo & Company, a Delaware corporation ("Wells Fargo"), announced that they have signed a definitive agreement and plan of reorganization (the "Agreement") for the merger of NBAK and Wells Fargo.

         The Agreement provides that a wholly-owned subsidiary of Wells Fargo will be merged by statutory merger with and into NBAK, with NBAK being the surviving corporation (the "Merger"). At the effective time of the Merger, each share of NBAK common stock outstanding immediately prior to the effective time of the Merger will be converted into the right to receive the number of shares of Wells Fargo common stock determined by dividing $30 by the Wells Fargo Measurement Price. The "Wells Fargo Measurement Price" is defined as the average of the closing prices of a share of Wells Fargo common stock as reported on the consolidated tape of the New York Stock Exchange during the period of fifteen trading days ending on the day immediately preceding the date on which the Board of Governors of the Federal Reserve System approves the Merger.

         The acquisition is expected to be completed in the second quarter of 2000. The Merger is subject to the approval of NBAK's shareholders and of banking regulators. The Agreement contemplates a tax-free exchange of Wells Fargo common stock for the stock of NBAK. The total purchase price is approximately $907 million.

         As an inducement to Wells Fargo to enter into the Agreement,  Mr. Elmer
E. Rasmuson, the principal stockholder of NBAK, and Mr. Edward B. Rasmuson, Chairman of the Board of Directors of NBAK, entered into agreements with Wells Fargo whereby each agreed that until consummation of the Merger or termination of the Agreement he will not contract to sell or otherwise transfer or dispose of his shares of NBAK common stock except pursuant to the Merger, with the prior consent of Wells Fargo, or by operation of law, and further agreed that all shares of NBAK common stock beneficially owned by him at the record date of any meeting of stockholders of NBAK called to vote upon the Merger will be voted in favor of the Merger. The number of shares of NBAK common stock subject to these agreements constitutes a majority of the outstanding shares of NBAK common stock.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                  (a) Not Applicable.

                  (b) Not Applicable.

                  (c) Exhibits.

         The following exhibits are filed with this Current Report on Form 8-K:


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Exhibit
Number            Description
------            -----------

2.1    Agreement and Plan of Reorganization, dated January  12, 2000,    between
       National Bancorp of Alaska, Inc. and Wells Fargo & Company.

2.2 Voting Agreement, dated January 12, 2000, between Elmer E. Rasmuson and Wells Fargo & Company.

2.3 Voting Agreement, dated January 12, 2000, between Edward B. Rasmuson and Wells Fargo & Company.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             NATIONAL BANCORP OF ALASKA, INC.

                                             By: /s/ Edward B. Rasmuson
                                                 -------------------------------
                                                 Name: Edward B. Rasmuson
                                                 Title: Chairman of the Board
                                                          of Directors

Date:  January 14, 2000


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                                  EXHIBIT INDEX

2.1 Agreement and Plan of Reorganization, dated January 12, 2000, between National Bancorp of Alaska, Inc. and Wells Fargo & Company.

2.2 Voting Agreement, dated January 12, 2000, between Elmer E. Rasmuson and Wells Fargo & Company.

2.3 Voting Agreement, dated January 12, 2000, between Edward B. Rasmuson and Wells Fargo & Company.